Exhibit 99.1

Press Release

Hilb Rogal & Hobbs Company	Investor Contact: Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone: (804) 747-3108
Glen Allen, Virginia 23060	Fax: (804) 747-6046

FOR IMMEDIATE RELEASE

February 21, 2007

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2006 FOURTH QUARTER AND YEAR

REPORTS RESTATEMENT OF 2003 RELATING TO INTANGIBLE ASSETS IMPAIRMENT; NO CASH

FLOW OR LIQUIDITY IMPACT

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE:HRH), the world’s 10th largest insurance and risk management intermediary, today reported financial results for the fourth quarter and year ended December 31, 2006.

For the fourth quarter, total revenues were $175.5 million, compared with $164.0 million in the 2005 fourth quarter, an increase of 7.0%. Commissions and fees rose 10.2% to $174.4 million during the quarter, compared with $158.2 million for the same period in 2005. The increase reflects new business production and acquisitions, partially offset by accelerated declines in commercial property and casualty premium rates.

Net income for the quarter was $21.4 million, or $0.59 per share, compared with $19.5 million, or $0.54 per share, for the same period of 2005. The fourth quarter operating net income increased 27.1% to $23.0 million, or $0.63 per share, compared with $18.1 million, or $0.50 per share, for the fourth quarter of 2005. During the quarter, the company recorded an insurance recovery of $5 million ($0.08 per share) of previously expensed legal fees. The new accounting treatment, which requires the expensing of all stock-based compensation beginning in 2006, resulted in $1.4 million ($0.02 per share) of additional compensation expense for the 2006 fourth quarter.

For the year ended December 31, 2006, total revenues were up 5.5% to $710.8 million from $673.9 million in the same period of 2005. Commissions and fees increased 5.8% to $696.0 million from $658.0 million in 2005 and were affected by similar factors that impacted the fourth quarter, in addition to a $4.4 million reduction in contingent commissions. Net income for the year increased 54.8% to $87.0 million, or $2.39 per share, from $56.2 million, or $1.55 per share, in the same period of 2005. Net income for 2005 included a $42.3 million regulatory charge (the after-tax amount was $26.3 million, or $0.73 per share) primarily for the company’s settlement with the Connecticut Attorney General and related legal and administrative costs. Operating net income for fiscal year 2006 increased 7.3% to $86.7 million, or $2.38 per share, compared with $80.8 million, or $2.23 per share, for the 2005 fiscal year. Compensation expense for the year increased by $6.6 million ($0.11 per share) due to the new accounting treatment, which requires expensing of all stock-based compensation beginning in 2006.

Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures. Excluding contingent and override commissions, organic growth was 4.1% for the fourth quarter and 4.4% for the year. Organic growth by each of the company’s three reportable segments is included in a separate table in this release.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2006 FOURTH QUARTER AND YEAR

REPORTS RESTATEMENT OF 2003 RELATING TO INTANGIBLE ASSETS IMPAIRMENT; NO CASH

FLOW OR LIQUIDITY IMPACT —Continued

The operating margin for the fourth quarter of 2006 was 26.6% compared with 22.6% for the 2005 fourth quarter. For the year, the operating margin increased to 25.5% for 2006 from 25.0% for 2005. The margin change for the quarter and year was affected primarily by declines in legal costs, including the aforementioned fourth quarter insurance recovery, offset by the expensing of stock options and, for the year, the decrease in contingent commissions.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “In 2006, HRH further increased market share, improved operating margins, and completed a year of outstanding acquisitions. These achievements were all the more impressive having been accomplished in a highly competitive and soft market. I attribute HRH’s successful performance to the dynamic combination of our own talented employees, some of whom have been with our organization since its inception, and our newer technical professionals and producers who joined HRH over the past few years and have quickly come up to speed.”

F. Michael Crowley, president, added, “In the fourth quarter, strong new business sales continued to drive organic growth. Our growth in new business sales for the year reflected the influence of our national practice groups and major account teams, training, and sales tools developed over the past few years. Declining property and casualty rates, which accelerated in the fourth quarter, required us to work hard all year just to match last year’s revenues. It is a challenge to improve our margins when rates decline, however rate volatility creates opportunities for us to save money for clients and prospects. We will continue to focus on service excellence, in fact we have begun a systematic review of work processes throughout the company that, over time, we believe will benefit service quality and productivity.”

Vaughan continued, “The unusually attractive group of firms which decided to join HRH through our acquisition program was one of the highlights of 2006 and early 2007. In 2006, we achieved our acquisition target through the completion of four transactions with annualized revenues of over $35 million. In addition, 2007 is off to a very strong start with the acquisitions, to date, of four organizations with annualized revenues of approximately $52 million. These firms brought talent, geographical scope, specialty capabilities, and competitive strengths to HRH. The largest acquisition, announced late in December and closed on January 2, 2007, was Glencairn Group Limited, an independent Lloyd’s insurance and reinsurance broker group headquartered in London, England. Glencairn brings leadership, professional expertise, and critical mass to HRH’s existing presence in the London insurance market, as well as opens several new markets for us.”

Vaughan concluded, “The year 2006 concludes our latest five-year plan, which set the following objectives: create a strong sales culture, develop major account capabilities, build employee benefits practice, expand product lines, and continue an active, disciplined acquisition program. We are pleased to report that we attained all of these objectives. In a few weeks, we will initiate the next five-year plan. While objectives evolve from one plan to the next, our overall goals will remain the same: provide clients with professional expertise and superior service; build investment value for our shareholders, and reinforce HRH as the best place in the industry to pursue a career.”

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2006 FOURTH QUARTER AND YEAR

REPORTS RESTATEMENT OF 2003 RELATING TO INTANGIBLE ASSET IMPAIRMENT; NO CASH

FLOW OR LIQUIDITY IMPACT —Continued

Restatement

HRH today also announced that it expects to restate its financial statements for 2003 to reflect an intangible asset impairment charge, primarily related to goodwill, in an amount currently estimated at between $35 million and $45 million pretax. The restatement will not affect cash flows or cash balances for any year. In addition, the company expects to provide segment disclosure for 2004, 2005 and 2006 in its Annual Report on Form 10-K for the year ended December 31, 2006. Michael Dinkins, executive vice president and chief financial officer, stated, “The impairment charge relates primarily to business units that were part of the 2002 acquisition of Hobbs Group, LLC. In addition, this non-cash charge is not expected to affect the company’s liquidity, cash flow, the financial covenants in our credit facility, or the financial results presented in this press release.”

In order to complete the required analyses and restatements, the company expects to file its Annual Report on Form 10-K for the year ended December 31, 2006 on or about March 15, 2007, a delay of approximately two weeks. For further information, please refer to a Form 8-K which will be filed shortly with the Securities and Exchange Commission.

About HRH

Hilb Rogal & Hobbs Company is the eighth largest insurance intermediary in the United States, with over 120 offices throughout the United States and London. HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. In addition, HRH offers a full range of personal and corporate financial products and services. HRH is focused on understanding our clients’ businesses, employees and risks, as well as the insurance and financial markets, so that we can develop insurance, risk management and employee benefits solutions that best fit their needs. The company’s common stock is traded on the New York Stock Exchange, symbol HRH. More information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

Forward-Looking Statements

Forward-looking statements made during the course of our conference calls, in filings by the company with the Securities and Exchange Commission, in the company’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized company executive officer, include the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions and are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

While forward-looking statements are provided to assist in the understanding of the company’s anticipated future financial performance, the company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the company’s control. Although the company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by such forward-looking statements for a variety of reasons. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are based on premiums set by insurers and any decreases in these premium rates could result in revenue decreases for the company; the level of contingent

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2006 FOURTH QUARTER AND YEAR

REPORTS RESTATEMENT OF 2003 RELATING TO INTANGIBLE ASSET IMPAIRMENT; NO CASH

FLOW OR LIQUIDITY IMPACT —Continued

commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company has eliminated National Override Agreements commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the company will offset the loss of such revenues; the company’s growth has been enhanced through acquisitions, but the company may not be able to successfully identify and attract suitable acquisition candidates and complete acquisitions; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues; the company’s success in the future depends, in part, on the company’s ability to attract and retain quality producers; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company is subject to governmental regulation which may impact operating results and/or growth; the business practices and broker compensation arrangements of the company are subject to uncertainty due to investigations by governmental authorities and related private litigation; the company is subject to a number of investigations and legal proceedings, which if determined unfavorably for the company, may adversely affect the company’s results of operations; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely affect the company; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations; the completion of the goodwill and other intangible assets impairment testing process, including any unanticipated factors that cause the final goodwill and other intangible assets impairment charge and any write-down of the Company’s assets pursuant to the impairment assessment outlined by financial accounting standards either to be materially different from the current estimate or have a material adverse impact on earnings after 2003; any unanticipated delay in filing reports with the SEC as a result of the preparation of restated prior year financial statements, including segment disclosure; the impact of recent foreign acquisitions on future revenues, segment analysis and reporting; and any unanticipated responses from the SEC in completion of its current review of the Company’s segment disclosure and goodwill and other intangible assets impairment testing.

The company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2006	2005	2006	2005
	(Unaudited)
REVENUES
Core commissions and fees	$173,261	$157,293	$651,885	$609,467
Contingent commissions	1,116	911	44,156	48,545
Investment income	2,811	2,360	10,506	6,581
Other	(1,716)	3,458	4,298	9,292

	175,472	164,022	710,845	673,885

OPERATING EXPENSES
Compensation and employee benefits	102,433	90,884	397,323	365,481
Other operating expenses	26,281	32,279	123,304	127,702
Depreciation	2,051	2,008	8,268	8,410
Amortization of intangibles	6,140	4,558	21,516	18,755
Interest expense	4,188	4,146	18,368	16,243
Loss on extinguishment of debt[1]	—	—	897	—
Integration costs[2]	—	—	(243)	764
Regulatory charge and related costs[3]	—	—	—	42,320
Severance charge[4]	—	—	—	1,303

	141,093	133,875	569,433	580,978

INCOME BEFORE INCOME TAXES	34,379	30,147	141,412	92,907
Income taxes	12,969	10,624	54,381	36,707

NET INCOME	$21,410	$19,523	$87,031	$56,200

Net Income Per Share:
Basic	$0.59	$0.55	$2.42	$1.57

Assuming Dilution	$0.59	$0.54	$2.39	$1.55

Dividends Per Share	$0.120	$0.115	$0.475	$0.450

Weighted Average Shares Outstanding:
Basic	36,033	35,759	35,895	35,756

Assuming Dilution	36,485	36,376	36,369	36,314

[1]

The company recorded a one-time loss on the extinguishment of its Amended and Restated Credit Agreement for the quarter ended June 30, 2006, which included various financing and professional costs previously deferred and certain lending fees associated with obtaining the company’s new credit facility.

[2]

Integration costs represent one-time costs relating to facility and lease termination costs. In 2006 the company reduced the accrual for previously recognized integration costs due to new factors regarding a lease termination.

[3]	The company recorded a regulatory charge representing the Connecticut settlement, related legal and administrative costs, and estimated costs for related pending regulatory matters.
[4]

The company recorded a severance charge for the quarter ended June 30, 2005, representing an estimated severance benefit for the company’s former president and chief operating officer, who resigned in May 2005.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED DECEMBER 31,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED DECEMBER 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$21,410	$19,523	$0.59	$0.54
Excluding:
Non-operating (gains) losses, net of tax	1,618	(1,388)	0.04	(0.04)

OPERATING NET INCOME	$23,028	$18,135	$0.63	$0.50

	OPERATING PROFIT THREE MONTHS ENDED DECEMBER 31,		OPERATING REVENUE THREE MONTHS ENDED DECEMBER 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME/ REVENUE	$21,410	$19,523	$175,472	$164,022
Excluding:
Non-operating (gains) losses	2,654	(2,313)	2,654	(2,313)
Amortization of intangibles	6,140	4,558	—	—
Interest expense	4,188	4,146	—	—
Income taxes	12,969	10,624	—	—

OPERATING PROFIT / REVENUE	$47,361	$36,538	$178,126	$161,709

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME YEAR ENDED DECEMBER 31,		NET INCOME PER SHARE ASSUMING DILUTION YEAR ENDED DECEMBER 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$87,031	$56,200	$2.39	$1.55
Excluding:
Non-operating gains and asset write-off, net of tax	(702)	(2,910)	(0.02)	(0.08)
Loss on extinguishment of debt, net of tax	547	—	0.02	—
Integration costs, net of tax	(148)	459	(0.01)	0.01
Regulatory charge and related costs, net of tax	—	26,292	—	0.73
Severance charge, net of tax	—	782	—	0.02

OPERATING NET INCOME	$86,728	$80,823	$2.38	$2.23

	OPERATING PROFIT YEAR ENDED DECEMBER 31,		OPERATING REVENUE YEAR ENDED DECEMBER 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$87,031	$56,200	$710,845	$673,885
Excluding:
Non-operating gains and asset write-off	(792)	(5,104)	(1,087)	(5,104)
Amortization of intangibles	21,516	18,755	—	—
Interest expense	18,368	16,243	—	—
Loss on extinguishment of debt	897	—	—	—
Integration costs	(243)	764	—	—
Regulatory charge and related costs	—	42,320	—	—
Severance charge	—	1,303	—	—
Income tax expense	54,381	36,707	—	—

OPERATING PROFIT / REVENUE	$181,158	$167,188	$709,758	$668,781

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	GAAP REVENUE THREE MONTHS ENDED DECEMBER 31,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS)/ DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2006	2005
Core Commissions & Fees:
Domestic Retail	$151,899	$139,370	$12,529	9.0%	$(9,455)	2.2%
Excess & Surplus	8,325	7,387	938	12.7	—	12.7
Other	13,037	10,536	2,501	23.7	—	23.7

Total	$173,261	$157,293	$15,968	10.2%	$(9,455)	4.1%

	GAAP REVENUE YEAR ENDED DECEMBER 31,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS)/ DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2006	2005
Core Commissions & Fees:
Domestic Retail	$571,253	$535,206	$36,047	6.7%	$(15,895)	3.8%
Excess & Surplus	34,454	31,689	2,765	8.7	—	8.7
Other	46,178	42,572	3,606	8.5	—	8.5

Total	$651,885	$609,467	$42,418	7.0%	$(15,895)	4.4%